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                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


[KPMG LOGO]


KPMG LLP
CHARTERED ACCOUNTANTS

Box 10426  777 Dunsmuir Street                         Telephone (604) 691-3000
Vancouver BC   V7Y 1K3                                 Telefax   (604) 691-3031
Canada                                                 www.kpmg.ca



CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Imperial Parking Corporation

We consent to incorporation by reference in the registration statement on Form S-8 relating to the 2000 Stock Option Plan of our report dated January 26, 2001, to the consolidated balance sheets of Imperial Parking Corporation as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 2000, which report appears in the December 31, 2000 Annual Report on Form 10-K of Imperial Parking Corporation.


/s/ KPMG LLP
-------------
"KPMG LLP"



Vancouver, Canada
May 7, 2001